Exhibit 10.8
SIXTH AMENDMENT TO CREDIT AGREEMENT
     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 18, 2009, by and between SWISHER INTERNATIONAL, INC., a Nevada corporation (the “Borrower”). WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with its principal office in Charlotte, North Carolina (the “Bank”) and the other Persons party hereto for the purposes set forth herein.
BACKGROUND STATEMENT
     A. The Borrower and the Bank are parties to a Credit Agreement, dated as of November 14, 2005, as amended by that certain First Amendment to Credit Agreement dated as of April 26, 2006, by that certain Second Amendment and Waiver to Credit Agreement dated as of September 8, 2006, by that certain Third Amendment and Waiver to Credit Agreement dated as of March 21, 2008, by that certain Fourth Amendment and Waiver to Credit Agreement dated as of June 25, 2008, and by that certain Fifth Amendment and Waiver to Credit Agreement dated as of June 30, 2009 (as further amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), pursuant to which the Bank has made available to the Borrower a revolving credit facility in the aggregate principal amount of $10,000,000. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
     B. The Borrower has requested that certain amendments be made to the Credit Agreement. The Bank has agreed to amend the Credit Agreement as requested by the Borrower as set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:
     (a) The following defined terms are hereby added in proper alphabetical order:
“Consolidated Effective Tangible Net Worth” means, as of any date of determination for any Person, the (i) total assets of such Person and its Subsidiaries as of such date, other than Affiliate

Note Receivables and assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill, trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense, minus (ii) total liabilities of such Person and its Subsidiaries as of such date (other than Indebtedness of such Person that is expressly subordinated in right of payment and performance to the Obligations on terms reasonably satisfactory to the Bank), in each case determined on a consolidated basis in accordance with GAAP.
“Sixth Amendment Date” means November 18, 2009.
     (b) The definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:
“Applicable Margin” shall mean 2.35%; provided, however, that, if (i) the Borrower fails to deliver company prepared financial statements for the Fiscal Year ending December 31, 2009, (with such financial statements being prepared in the same manner and containing the same information that is required of the financial statements delivered pursuant to Section 5.1(a)) and a worksheet demonstrating projected compliance for such Fiscal Year with the financial covenants in Article VI hereof, to the Bank within sixty days after the end of such Fiscal Year, or (ii) such financial statements and worksheet referenced in clause (i) of this definition are delivered and show Consolidated EBITDA for the Borrower and HB Service for the period of the four consecutive Fiscal Quarters ending December 31, 2009 is less than $3,000,000.00, then “Applicable Margin” shall mean 2.85%, and shall be effective as of March 1, 2010.
     (c) The definition of “Applicable Percentage” is hereby amended and restated in its entirety as follows:
“Applicable Percentage” shall, at all times, equal the Applicable Margin.
     (d) The definition of “Consolidated EBITDA” is hereby amended and restated in its entirety as follows:
“Consolidated EBITDA” shall mean, of any Person for any period, the aggregate of (i) Consolidated Net Income of such Person for such period plus (ii) the sum of depreciation, amortization of intangible assets, interest expense, and income tax expense for such period plus (iii) for the calculation of Consolidated EBITDA of the Borrower and HB Service on a combined basis for the three

Fiscal Quarters ending September 30, 2009 and the four Fiscal Quarters ending December 31, 2009, for purposes of determining compliance with Section 6.3 only, an amount, not to exceed $300,000, equal to the consolidated cumulative expenses incurred by the Borrower, HB Service and their respective Subsidiaries within the last two Fiscal Quarters of such Fiscal Year, as applicable, related to the National Account Program and contract acquisition costs relating to new contracts, including installation costs and sales commission expenses, provided that detail of such expenses satisfactory to the Bank is delivered to the Bank with the Compliance Certificate for such periods.
     (e) The definition of “Consolidated Net Worth” is hereby deleted in its entirety.
     (f) The definition of “Revolving Credit Termination Date” is hereby amended and restated in its entirety as follows:
“Revolving Credit Termination Date” shall mean the date of the earliest to occur of the following: (i) January 1, 2011; (ii) the date on which the Bank makes demand for payment of the Revolving Loans in accordance with Article VIII; (iii) such date of termination as is mutually agreed upon by the Bank and the Borrower; and (iv) the date after all Obligations have been paid in full and the Bank is no longer obligated to make Revolving Loans hereunder.
     (g) The definition of “Shareholder Guaranty” is hereby amended and restated in its entirety as follows:
“Shareholder Guaranty” shall mean the amended and restated unconditional guaranty, dated as of November 18, 2009, made by H. Wayne Huizenga in favor of the Bank, as amended, modified, restated or supplemented from time to time, guaranteeing the Obligations of the Borrower to the Bank in an amount equal to $5,000,000.
     1.2 Amendment to Section 5.1 (Financial and Business Information). Section 5.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(b) Within one hundred twenty (120) days after the close of each Fiscal Year of the Borrower and HB Service (including the Fiscal Year ending December 31, 2009, except with respect to HB Service and its Subsidiaries), an audited consolidated balance sheet of each of the Borrower and its Subsidiaries, and HB Service and its Subsidiaries, separately (and an unaudited consolidated balance sheet of such entities on a combined basis), in each case as of the close of such Fiscal Year and audited consolidated statements of income and cash flows for each of the Borrower and its Subsidiaries and HB Service and its Subsidiaries, separately (and unaudited consolidated statements of income and cash flows of such entities on a combined basis), in each case for the Fiscal Year then ended, including the notes to each, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year, each prepared by an independent certified public accountant reasonably acceptable to the Bank, in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and each accompanied by a report thereon by such certified public accountant containing an opinion that is not qualified with respect to scope limitations imposed by the Borrower or HB Service, as the case may be, or its respective Subsidiaries or with respect to accounting principles followed by such entity or its Subsidiaries not in accordance with GAAP;
     1.3 Amendment to Article VI of the Credit Agreement (Financial Covenants). Article VI of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
ARTICLE VI
FINANCIAL COVENANTS
     The Borrower covenants and agrees that, until payment in full of all Obligations of the Borrower to the Bank the Borrower will not:
6.1 Minimum Consolidated Effective Tangible Net Worth. Permit the Consolidated Effective Tangible Net Worth of the Borrower as of any date to be less than $8,500,000.
6.2 Consolidated EBITDA of the Borrower. Permit the Consolidated EBITDA of the Borrower (i) for the period of the three consecutive Fiscal Quarters ending on September 30, 2009, to be less than $1,300,000, (ii) for the period of the four consecutive Fiscal Quarters ending as of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal Quarter (or opposite the period that includes such Fiscal Quarter):

Minimum Consolidated
Period	EBITDA
4th Fiscal Quarter of 2009	$1,750,000

Minimum Consolidated
Period	EBITDA
1st Fiscal Quarter of 2010 and thereafter	$2,000,000
6.3 Consolidated EBITDA of the Borrower and HB Service. Permit the Consolidated EBITDA of the Borrower and HB Service on a combined basis (i) for the period of the three consecutive Fiscal Quarters ending on September 30, 2009, to be less than $2,000,000, (ii) for the period of the four consecutive Fiscal Quarters ending as of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal Quarter (or opposite the period that includes such Fiscal Quarter):

Minimum Consolidated
Period	EBITDA
4th Fiscal Quarter of 2009	$3,000,000
1st Fiscal Quarter of 2010	$4,000,000
2nd Fiscal Quarter of 2010 and thereafter	$5,000,000
The Consolidated EBITDA of the Borrower and HB Service on a combined basis shall be calculated on the basis of the combined financial statements of the Borrower and HB Service and shall reflect all eliminations appropriate for the calculation of such EBITDA.
     1.4 Amendment to Section 7.2 (Indebtedness). Section 7.2(v) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
(v) Indebtedness of HB Service and its Subsidiaries consisting of seller notes on franchise and other acquisitions (including any such Indebtedness incurred pursuant to the Secured Promissory Notes, dated May 1, 2009, executed by Service South, LLC in favor of MI-Jenn Ventures, Inc. and Harold and Joan Cumbie), with all such Indebtedness of HB Service and its Subsidiaries existing as of the Sixth Amendment Date set forth on Schedule 7.2(v) hereof, which schedule shall identify the principal amount, lender, interest rate, maturity date and principal repayment schedule of such Indebtedness; provided that all such Indebtedness existing at any time shall not exceed $12,7000,000; and provided further that Borrower shall deliver to the Bank an updated Schedule 7.2(v) with the financial statements required to be delivered by Sections 5.1(a) and 5.1(b) identifying all such Indebtedness existing as of such date;
     1.5 Amendment to Section 8.1 (Events of Default). Section 8.1(g) of the Credit Agreement is hereby amended by deleting, in its entirety, the proviso at the end of such section that reads “provided that the termination of the Shareholder Guaranty pursuant to a Performance Termination (as defined in the Shareholder Guaranty) shall not constitute an Event of Default”.
     1.6 Amendment to Exhibits. Exhibit C (Form of Compliance Certificate) of the Credit Agreement is hereby deleted in its entirety and replaced with the Exhibit C (Form of Compliance Certificate) attached to this Amendment.
     1.7 Updated Schedule 7.2(v). Attached to this Amendment is the updated Schedule 7.2(v) to the Credit Agreement as of the Sixth Amendment Date.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     The Borrower hereby represents and warrants that:
     2.1 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period.
     2.2 Compliance with Credit Agreement. After giving effect to this Amendment, the Borrower is in compliance with all covenants, terms and provisions set forth in the Credit Agreement to be observed or performed by it.
     2.3 Due Authorization. This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment, and the Credit Agreement, constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms and each of the other Credit Documents constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.
     2.4 No Event of Default. No Default or Event of Default under any of the Credit Documents has occurred or is continuing.
     2.5 Continuing Security Interests. All obligations of the Borrower, the Subsidiary Guarantors and HB Service and its Subsidiaries under the Credit Agreement and the other Credit Documents continue to be or will be secured by the Bank’s security interests in all of the collateral granted under the Credit Agreement and the Security Documents, and nothing herein will affect the validity, enforceability, perfection or priority of such security interests.

     2.6 No Defenses. The Borrower does not have any right of setoff, counterclaim, or defense to payment of its respective liabilities or obligations under the Credit Agreement. The Bank hereby expressly reserves all rights and remedies it may have against the Borrower and all other Persons who may be or may hereafter become secondarily liable for the repayment of the obligations under the Credit Agreement.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof upon the satisfaction of each of the following conditions precedent:
     (a) The Bank shall have received a duly executed counterpart of this Amendment from each of the Borrower, the Subsidiary Guarantors, HB Service and each of its Subsidiaries and H. Wayne Huizenga (collectively, the “Amendment Parties”);
     (b) The Bank shall have received a duly executed counterpart of the Shareholder Guaranty;
     (c) The Borrower shall have paid to the Bank an amendment fee in the amount of $5,000.00;
     (d) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Bank in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto); and
     (e) The Bank shall have received such other documents, certificates, opinions, instruments and other evidence as the Bank may reasonably request, all in a form and substance satisfactory to the Bank and its counsel.
ARTICLE IV
ACKNOWLEDGEMENTS; REPRESENTATIONS
     4.1 Amendment Parties. Each of the Amendment Parties hereby approves and consents to the transactions contemplated by this Amendment, confirms and agrees that, after giving effect to this Amendment, each of the Credit Agreement and the other Credit Documents to which it is a party remains in full force and effect and enforceable against it in accordance with its terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Bank that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if it has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by each of the Amendment Parties is made and delivered to induce the Bank to enter into this Amendment and continue to extend credit to the Borrower under the Credit Documents, and each of the Amendment Parties acknowledges that the Bank would not enter into this Amendment and continue to extend such credit in the absence of the acknowledgement and confirmation contained herein.
     4.2 Swisher Guarantors. Each of the Subsidiary Guarantors, HB Service and each of its Subsidiaries and H. Wayne Huizenga (collectively, the “Swisher Guarantors”) further represents that it has knowledge of the Borrower’s and the other Amendment Parties’ financial condition and affairs and that it has adequate means to obtain from the Borrower and the other Amendment Parties on an ongoing basis information relating thereto and to the Borrower’s and the other Amendment Parties’ ability to pay and perform the their respective obligations under the Credit Documents, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as the guaranty of each such Swisher Guarantor remains in effect. Each Swisher Guarantor agrees that the Bank shall have no obligation to investigate the financial condition or affairs of the Borrower or any of the Amendment Parties for the benefit of any Swisher Guarantor nor to advise any Swisher Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any of the Amendment Parties that might become known to the Bank at any time, whether or not the Bank knows or believes or has reason to know or believe that any such fact or change is unknown to any Swisher Guarantor, or might (or does) materially increase the risk of any Swisher Guarantor as guarantor, or might (or would) affect the willingness of any Swisher Guarantor to continue as a guarantor of the obligations of the Borrower under the Credit Documents. These representations and agreements by each of the Swisher Guarantors are made and delivered to induce the Bank to enter into this Amendment and continue to extend credit to the Borrower under the Credit Documents, and each of the Swisher Guarantors acknowledges that the Bank would not enter into this Amendment and continue to extend such credit in the absence of the representations and agreements contained herein.
ARTICLE V
GENERAL
     5.1 Full Force and Effect. This Amendment is limited as specified and, except as specifically set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of any of the Credit Documents. The Credit Agreement, as amended by this Amendment, shall continue to be in full force and effect in accordance with the provisions thereof on the date hereof. From and after the date hereof, any reference to the Credit Agreement in any of the Security Documents or other Credit Documents shall mean the Credit Agreement as amended by the Amendment and as may be further amended, modified, restated, or supplemented from time to time. This Amendment shall be a Credit Document under the Credit Agreement.
     5.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.
     5.3 Counterparts; Execution. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment and such copies may be used in lieu of the original Amendment for all purposes. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
     5.4 Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all reasonable attorneys’ fees.
     5.5 Further Assurances. Each of the Amendment Parties shall execute and deliver to the Bank such documents, certificates, and opinions as the Bank may reasonably request to effect the amendments contemplated by this Amendment and to continue the existence, perfection and first priority of the Bank’s security interests in the collateral securing the obligations under the Credit Documents.
     5.6 Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.
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     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be executed and delivered by their duly authorized officers all as of the date first above written.

SWISHER INTERNATIONAL, INC.

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer
[Signature Pages Continued on the Following Page]
Signature Page to Sixth Amendment to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Cavan J. Harris
Cavan J. Harris
Senior Vice President

[Signature Pages Continued on the Following Page]
Signature Page to Sixth Amendment to Credit Agreement

SUBSIDIARY GUARANTORS:
(For purposes of Articles IV and V only)

SWISHER HYGIENE FRANCHISE CORP.
SWISHER PEST CONTROL CORP.
SWISHER MAIDS, INC.

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer

SHFC BUFFALO, LLC
SHFC MINNEAPOLIS, LLC
SHFC OKLAHOMA, LLC
SHFC OPERATIONS, LLC
SHFC ARIZONA, LLC
SHFC TEXAS, LLC

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer
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Signature Page to Sixth Amendment to Credit Agreement

HB SERVICE AND ITS SUBSIDIARIES:
(For purposes of Articles IV and V only)

HB SERVICE, LLC

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer

SERVICE BALTIMORE, LLC
SERVICE BEVERLY HILLS, LLC
SERVICE BIRMINGHAM, LLC
SERVICE CALIFORNIA, LLC
SERVICE CAROLINA, LLC
SERVICE CENTRAL FL, LLC
SERVICE CHARLOTTE LLC
SERVICE CHATTANOOGA, LLC
SERVICE CINCINNATI, LLC
SERVICE COLUMBIA, LLC
SERVICE COLUMBUS, LLC
SERVICE DC, LLC
SERVICE DENVER, LLC
SERVICE FCS, LLC
SERVICE FLORIDA, LLC
SERVICE FRESNO, LLC
SERVICE GAINESVILLE, LLC
SERVICE GOLD COAST, LLC
SERVICE GREENSBORO, LLC
SERVICE GREENVILLE, LLC
SERVICE GULF COAST, LLC
SERVICE HOUSTON, LLC
SERVICE INDIANAPOLIS, LLC
SERVICE LAS VEGAS, LLC
SERVICE LOUISVILLE, LLC
SERVICE MEMPHIS, LLC
SERVICE MIDATLANTIC, LLC
SERVICE MIDWEST, LLC
SERVICE NASHVILLE, LLC
SERVICE NEW ORLEANS, LLC
SERVICE NEW YORK, LLC

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer
Signature Page to Sixth Amendment to Credit Agreement

SERVICE NORTH, LLC
SERVICE NORTH-CENTRAL, LLC
SERVICE OKLAHOMA CITY, LLC
SERVICE PHILADELPHIA, LLC
SERVICE PHOENIX, LLC
SERVICE RALEIGH, LLC
SERVICE SALT LAKE CITY, LLC
SERVICE SEATTLE, LLC
SERVICE SOUTH, LLC
SERVICE ST. LOUIS, LLC
SERVICE TALLAHASSEE, LLC
SERVICE TAMPA, LLC
SERVICE TRI-CITIES, LLC
SERVICE VIRGINIA, LLC
SERVICE WEST COAST, LLC

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer
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Signature Page to Sixth Amendment to Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be executed and delivered by their duly authorized officers all as of the date first above written.

SWISHER INTERNATIONAL, INC.

By:	/s/ Hugh H. Cooper
Name:	Hugh H. Cooper
Title:	Chief Financial Officer
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Signature Page to Sixth Amendment to Credit Agreement

/s/ H. Wayne Huizenga
H. WAYNE HUIZENGA
(For purposes of Articles IV and V only)

Signature Page to Sixth Amendment to Credit Agreement